UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2018

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171
(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change to Fiscal year
(a)          On February 8, 2018, the Board of Directors (the “Board”) of American Axle & Manufacturing Holdings, Inc. (the “Company”) amended and restated the Company’s Second Amended and Restated By-Laws (the “By-Laws”), effective as of such date, to implement proxy access.  The Company’s proxy access provision allows eligible stockholders who comply with the requirements set forth in the By-Laws to include their own director nominees in the Company’s proxy statement along with the candidates nominated by the Board.  Pursuant to the proxy access provision included as Article II, Section 11 of the By-Laws, a stockholder, or group of up to 20 stockholders, owning an aggregate of 3% or more of the Company’s outstanding capital stock continuously for at least three years, may nominate a candidate for election to the Board and, after the 2018 annual meeting of the Company’s stockholders, such candidate will be included in the Company’s proxy statement for the applicable annual meeting of the Company’s stockholders.  The Company will not be required, however, to include in its proxy statement more stockholder nominees than that number constituting the greater of (i) two and (ii) 20% of the total number of directors of the Company then serving on the Board.
The amendments to the By-Laws also include other conforming changes in connection with the adoption of the proxy access provision, as well as certain other non-substantive changes. The foregoing summary of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is filed as Exhibit 3.04 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits
(d)          Exhibits
Exhibit Number	Exhibit
3.04	Third Amended and Restated By-Laws of American Axle & Manufacturing Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: February 12, 2018	By:	/s/ David E. Barnes
David E. Barnes
Vice President & General Counsel